UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2009

LML PAYMENT SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Yukon Territory
(State or other jurisdiction of incorporation)

0-13959
(Commission File Number)

98-0209289
(IRS Employer Identification No.)

1680-1140 West Pender Street, Vancouver, BC  V6E 4G1
(Address of principal executive offices and Zip Code)

(604) 689-4440
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 4, 2009, LML Payment Systems Inc. (“LML” or the “Corporation”) entered into an Investor Awareness Agreement (the “Agreement”) with Littlebanc Advisors LLC (“Littlebanc”).  Littlebanc is to assist LML with corporate and investor awareness and implement LML’s public information strategy.  They will initiate and maintain contact with news agencies, brokers and institutional investors on the Corporation’s behalf.  As compensation for their services, the Corporation granted to Littlebanc Advisors a stock option to purchase 125,000 shares of LML’s common stock (the “Option”), vesting on December 4, 2009.  The Option is exercisable by Littlebanc at an exercise price of $0.76 per share for a period of five years from December 4, 2009.

Item 3.02	Unregistered Sale of Equity Securities

On December 4, 2009, the Corporation granted to Littlebanc a stock option to purchase 125,000 shares of LML’s common stock (the “Option”).  The Option is exercisable by Littlebanc at an exercise price of $0.76 per share for a period of five years from December 4, 2009.  The securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

10.1	Investor Awareness Agreement dated December 4, 2009 between LML Payment Systems Inc. and Littlebanc Advisors LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LML PAYMENT SYSTEMS INC.

/s/ Carolyn L. Gaines
Carolyn L. Gaines
Corporate Secretary

December 7, 2009